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                                                                    EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of March 31, 2000, by and between CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation ("SELLER"), and ARENA ACQUISITION CORP., a Delaware corporation ("BUYER"). The Buyer and the Seller are referred to collectively herein as the "PARTIES."

                                  WITNESSETH:

         WHEREAS, the Seller owns all of the outstanding capital stock of United Minerals Corporation, an Arizona corporation ("UM-AZ"), United Minerals Corporation - Arkansas, an Arkansas corporation ("UM-AR"), HeatShield Technologies, Inc., a Florida corporation ("HTI"), and HST Capital Corp., a Florida corporation ("HST") (each of UM-AZ, UM-AR, HTI and HST is sometimes referred to herein as a "TARGET" and collectively as the "TARGETS"); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of each Target in return for the consideration described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. DEFINITIONS. The following terms shall have the meanings given to them below when used herein.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "AGREEMENT" has the meaning set forth in the preface above.

         "BUYER" has the meaning set forth in the preface above.

         "CLOSING" has the meaning set forth in ss.2(d) below.

         "CLOSING DATE" has the meaning set forth in ss.2(d) below.


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         "CODE" means the Internal Revenue Code of 1986, as amended.

         "DISCLOSURE SCHEDULE" has the meaning set forth in ss.4 below.

         "FINANCIAL STATEMENT" has the meaning set forth in ss.4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "HST" has the meaning set forth in the preface above.

         "HTI" has the meaning set forth in the preface above.

         "INCOME TAX" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "INDEMNIFIED PARTY" has the meaning set forth in ss.7(d) below.

         "INDEMNIFYING PARTY" has the meaning set forth in ss.7(d) below.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTIES" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROMISSORY NOTE" has the meaning set forth in ss.2(b) below.

         "PURCHASE PRICE" has the meaning set forth in ss.2(b) below.

         "SECTION 338(H)(10) ELECTION" has the meaning set forth in ss.5(e) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for


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taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface above.

         "TARGET" has the meaning set forth in the preface above.

         "TARGET SHARES" means all of the issued and outstanding shares of capital stock of the Targets.

         "TAX" and "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in ss.7(d) below.

         "UM-AR" has the meaning set forth in the preface above.

         "UM-AZ" has the meaning set forth in the preface above.

         2.       PURCHASE AND SALE OF TARGET SHARES.

         (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Target Shares for the consideration specified below in this ss.2.

         (b) PURCHASE PRICE. The Buyer agrees to pay to the Seller at the Closing $978,000.00 (the "PURCHASE PRICE") by delivery of its promissory note (the "PROMISSORY NOTE") in the form of EXHIBIT A attached hereto in the aggregate principal amount of the Purchase Price.

         (c) ALLOCATION OF PURCHASE PRICE. The Parties agree that the Purchase Price and the liabilities of the Target (plus other relevant items) will be allocated to the assets of the Targets for all purposes (including Tax and financial accounting purposes) in a manner consistent with the fair market values set forth in the Allocation Schedule attached hereto.


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The Buyer, the Target and the Seller will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.

         (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of the Seller in Atlanta, Georgia, commencing at 10:00 a.m. local time on the date immediately following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "CLOSING DATE"); provided, however, that the Closing Date shall be no later than April 30, 2000.

         (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer stock certificates representing all of the Target Shares, endorsed in blank or accompanied by duly executed assignment documents;
(ii) the Buyer will deliver to the Seller the Promissory Note; and (iii) certain Parties and other Persons will deliver the instruments, agreements and other documents referred to in ss.7 below.

         3.        REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

         (a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)) with respect to itself, except as set forth in Annex I attached hereto.

                  (i) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of,


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         create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

                  (iv) BROKERS' FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (v) TARGET SHARES. The Seller holds of record and owns beneficially all of the Target Shares, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, commitments, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Targets (other than this Agreement).

         (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)), except as set forth in Annex II attached hereto.

                  (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument,


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         or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (iv) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (v) INVESTMENT. The Target Shares to be received by the Buyer pursuant hereto will be acquired for investment for the Buyer's own account, not as a nominee or agent, and not with a view to the direct or indirect sale or distribution of any part thereof, and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the Target Shares. The Buyer has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Target Shares.

                  The Buyer understands and acknowledges that the offering of the Target Shares pursuant to this Agreement will not be registered under the Securities Act or under any state securities acts or laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and any similar provision of any applicable state securities act or law, and that the Seller's reliance upon such exemptions is predicated upon the Buyer's representations set forth in this Agreement.

                  The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Buyer's prospective investment in the Target Shares. The Buyer has received all the information requested by it from the Seller and considered necessary or appropriate for deciding whether to purchase or acquire the Target Shares. The Buyer has the ability to bear the economic risks of The Buyer's prospective investment. The Buyer is able, without materially impairing its financial condition, to hold the Target Shares for an indefinite period of time and to suffer complete loss on its investment.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET. The Seller represents and warrants to the Buyer that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "DISCLOSURE SCHEDULE").

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Target has full corporate power and authority to carry


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on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) CAPITALIZATION. The entire authorized capital stock of (i) UM-AZ consists of 10,000 shares of common stock, $1.00 par value per share, of which 100 are issued and outstanding and none are held in treasury; (ii) UM-AR consists of 10,000 shares of common stock, $1.00 par value per share, of which 100 are issued and outstanding and none are held in treasury; (iii) HTI consists of 1,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding, 25,000,000 shares of common stock, $.001 par value per share, the number of which that are issued and outstanding shall be determined prior to the Closing and shall be inserted herein as if originally set forth herein without any further action of the Parties and none of which are held in treasury; and (iv) HST consists of 10,000 shares of common stock, $1.00 par value per share, of which 100 are issued and outstanding and none are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any Target to issue, sell, or otherwise cause to become outstanding any of its respective capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any of the Targets.

         (c) BROKERS' FEES. The Targets have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         5.       COVENANTS. The Parties agree as follows:

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.7 below).

         (b) NO COVENANT NOT TO COMPETE. After the Closing, (i) the Seller and its Affiliates shall be free to compete with any of the Targets, the Buyer and their respective Affiliates, it being the intent of the Parties that neither the Seller nor its Affiliates shall be subject to any restriction on their ability to compete; and (ii) Buyer and its Affiliates shall be free to compete with any of the Seller and its Affiliates, it being the intent of the Parties that neither the Buyer nor its Affiliates shall be subject to any restriction on their ability to compete.


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         (c)      TAX SHARING AGREEMENT. Any Tax sharing agreement between the
Seller and any of the Targets is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

         (d) RETURNS FOR PERIODS THROUGH THE CLOSING DATE. The Seller will include the income of each Target (including any deferred income triggered into income by Reg. ss.1.1502-13 and Reg. ss.1.1502-14 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on the Seller's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Each Target will furnish Tax information to the Seller for inclusion in the Seller's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with such Target's past custom and practice. The income of each Target will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the applicable Target as of the end of the Closing Date.

         (e) SECTION 338(h)(10) ELECTION. The Buyer hereby agrees to join with the Seller in timely making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "SECTION 338(h)(10) ELECTION") with respect to the purchase and sale of the Targets Shares hereunder.

         (f) ASSET ASSIGNMENT. At the Closing, the Seller shall assign all of its right, title and interest in and to the corporate name "AIM Group" and the associated registered trademarks, Federal Registration Numbers 74-519767 and 74-519768, to the Buyer pursuant to a Trademark Assignment in the form attached hereto as EXHIBIT B, and the Seller hereby agrees that from time to time, at the request of the Buyer and without further consideration, it will, at the Seller's expense, execute and deliver such further instruments of conveyance, transfer and assignment and will take any such other action as the Buyer may reasonably request in order to more effectively convey and transfer to the Buyer such corporate name and associated registered trademarks.

         (g) SATISFACTION OF CERTAIN LIABILITIES. On or prior to the Closing, the Seller shall pay the amounts owing by the Targets to Aluiselonza and Reservoir Capital in an aggregate amount not to exceed $338,201.44, with the amounts paid to each of Aluiselonza and Reservoir Capital being set forth on EXHIBIT C to be completed promptly following the payments of such amounts.

         (i) CONDUCT OF BUSINESS. From the date hereof to the Closing Date, the Seller will, except as required in connection with the transactions contemplated hereby or as otherwise consented to by the Buyer, (A) use its best efforts to carry on the business of the Targets in the Ordinary Course of Business and (B) not cause or permit the Targets to incur any Liability, other than in the Ordinary Course of Business, in excess of $2,500.00 per incurrence.

         (j) DISCHARGE OF INTERCOMPANY DEBT. At the Closing, the Seller shall, without any further action, release all intercompany debt owing to the Seller or any of its Affiliates


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from any of the Targets and their Affiliates, and each of the Targets shall, without any further action, release all intercompany debt owing to such Target or any of its Affiliates from the Seller or any of its Affiliates.

         6.       CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3(a) and ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement; and

                  (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(iii) is satisfied in all respects.

         The Buyer may waive any condition specified in ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

                  (v) the Seller shall have received from Comstock Advisors, Inc. (or such other financial advisor as the Seller may select) an opinion in form and substance


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         reasonably acceptable to the Seller to the effect that the consideration to be received by the Seller for the sale of the Target Shares pursuant hereto is fair, from a financial point of view, to the Seller;

                  (vi) Paul R. Arena shall have executed and delivered to the Seller the Pledge Agreement in the form attached hereto as EXHIBIT D and the Consulting Agreement in the form attached hereto as EXHIBIT E;

                  (vii) The Seller shall have secured releases of its guaranties made in favor of (a) Mercantile Bank dated as of October 21, 1998; and (b) City of Malvern Revolving Loan Fund dated as of July 30, 1997, which releases shall be in form and substance reasonably acceptable to the Seller; and

                  (viii) The Buyer shall have executed and delivered to the Seller the Pledge Agreement in the form attached hereto as EXHIBIT F.

         The Seller may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

         7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

         (a) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. None of the representations and warranties of the Seller contained in ss.4 above shall survive the Closing hereunder. All of the representations and warranties of the Parties contained in ss.3 above shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect thereafter (subject to any applicable statutes of limitations), and all of the covenants contained herein of the Parties shall survive the Closing and continue in full force and effect thereafter.

         (b)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER

                  (i) In the event the Seller breaches any of its representations, warranties and covenants contained in ss. 4 above, and, if (but only if) there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to ss.9(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused by the breach; provided, however, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of the Seller contained in ss.4 above: (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $25,000.00 aggregate deductible (after which point the Seller will be obligated only to indemnify


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         the Buyer from and against further such Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches does not exceed a $250,000.00 aggregate ceiling (after which point the Seller will have no obligation to indemnify the Buyer from and against further such Adverse Consequences).

                  (ii) In the event the Seller breaches any of its covenants, representations and warranties contained herein, other than in ss.4 above, and, if (but only if) there is an applicable survival period pursuant to ss.7(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to ss.9(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused by the breach.

         (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. In the event the Buyer breaches any of its representations, warranties and covenants contained herein, and, if there is an applicable survival period pursuant to ss.7(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to ss.9(g) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Seller shall suffer after the end of any applicable survival period) caused by the breach.

         (d)      MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this ss.7, then the Indemnified Party shall promptly (and in any event within five (5) business days after receiving notice of the Third party Claim) notify each Indemnifying Party thereof in writing.

                  (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                  (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in ss.7(d)(ii) above, however, the Indemnified Party


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         may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                  (iv) In no event will the Indemnified party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld or delayed unreasonably).

         (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this ss.7. All indemnification payments under this ss.7 shall be deemed adjustments to the Purchase Price.

         (f) OTHER INDEMNIFICATION PROVISIONS. The indemnification provisions in this ss.7 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant; provided, however, that the Buyer acknowledges and agrees that it shall not have any remedy after the Closing for any breach of the representations and warranties in ss.4 above.

         8.       TERMINATION.

         (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty or covenant contained in this Agreement (other than the representations and warranties in ss.4 above) in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2000, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

                  (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2000, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

         9.        MISCELLANEOUS.

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. The Buyer shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Seller; provided, however, that the Buyer may make any public disclosure it, in good faith after receipt of an opinion of its counsel, believes is required by applicable law (in which case the Buyer will use its reasonable best efforts to advise the Seller prior to making the disclosure). The Seller may issue any press release or make any public disclosure relating to the subject matter of this Agreement without restriction; provided, however, the Seller will use its reasonable best efforts to advise the Buyer prior to making the disclosure.

         (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Seller may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:

                           Cereus Technology Partners, Inc.
                           1000 Abernathy Road
                           400 Northpark, Suite 1000
                           Atlanta, Georgia 30328
                           Attention: Mr. Steven A. Odom
                           Fax: (770) 668-9095

         Copy to:

                           Rogers & Hardin LLP
                           2700 International Tower, Peachtree Center
                           229 Peachtree Street, N.E.
                           Atlanta, Georgia 30303
                           Attention: Robert C. Hussle, Esq.
                           Fax: (404) 525-2224

         If to the Buyer:

                           Arena Acquisition Corp.
                           7510 Colony Drive
                           Cumming, Georgia 30041
                           Attention: Mr. Paul R. Arena
                           Fax: (770) 844-9427

         Copy to:

                           Freedman, Levy, Kroll & Simonds
                           1050 Connecticut Avenue, N.W., Suite 825
                           Washington, D.C. 20036
                           Attention: Jay W. Freedman, Esq.
                           Fax: (202) 457-5151

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

         (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) EXPENSES. Each of the Buyer and the Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         (m) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                   * * * * *

         IN WITNESS WHEREOF, each of the Seller and the Buyer has caused this Agreement to be executed and delivered by their duly authorized representatives, all as of the date first above written.


                               CEREUS TECHNOLOGY PARTNERS, INC.



                               By: /s/
                                  ---------------------------------------------
                               Title: Chairman/CEO
                                     ------------------------------------------


                               ARENA ACQUISITION CORP.


                               By: /s/ Paul R. Arena
                                  ---------------------------------------------
                               Title: President

                                                                       EXHIBIT A

                                PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW (THE "LAW"). NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE LAW OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE LAW.

$978,000.00                                                    Atlanta, Georgia
                                                Maturity Date: October 23, 2000

         FOR VALUE RECEIVED, ARENA ACQUISITION CORP., a Delaware corporation ("Maker"), hereby promises to pay to the order of CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation ("Payee"), at 1000 Abernathy Road, 400 Northpark, Suite 1000, Atlanta, Georgia 30328 (or to such other person and/or at such other address as Payee may designate in writing to Maker), the principal sum of Nine Hundred Seventy Eight Thousand and no/100 Dollars ($978,000.00) in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

         Capitalized terms used herein and not defined shall have the meaning given such terms in that certain Stock Purchase Agreement dated as of March 31, 2000 by and between Maker and Payee, as amended by the First Amendment thereto dated as of April ___, 2000.

         From and after the date hereof, interest shall accrue on the outstanding principal balance hereof at a rate per annum equal to the "prime rate" announced or quoted from time to time by First Union National Bank, Atlanta, Georgia plus two percent (2%) (the "Interest Rate"), which interest shall be computed on the daily outstanding principal balance hereunder on a 360-day year interest basis.

         The entire principal balance hereof, together with all accrued and unpaid interest and all other amounts outstanding hereunder (the "Outstanding Amount"), shall be due and payable in full upon the date that is 180 days after the date hereof (the "Maturity Date"); provided, however, if the average closing sale price of the common stock, $.01 par value per share, of Payee (the "Common Stock") as reported by the principal market or quotation system on which shares of Common Stock are then included or quoted for ten (10) consecutive trading days after the later of (i) April 30, 2000 and (ii) the date of this Note and prior to the Maturity Date equals or exceeds $20.00 per share, then Payee may (at its option) deliver at anytime thereafter to Maker at the address set forth below an acceleration notice (the "Acceleration Notice"), and the Outstanding Amount shall be due and payable in full upon the date that is ten (10) calendar days after the date of the Maker's receipt of the Acceleration Notice.

         If any principal or interest hereunder shall not be paid when due (whether on the Maturity Date or by acceleration or otherwise), interest shall accrue on such overdue amounts to the extent permitted by law at the greater of
(i) the Interest Rate plus two percent (2%) per annum and (ii) twelve percent (12%) per annum from the date due to and including the date of actual payment (after as well as before judgment). Maker shall pay such amounts to Payee on demand.

         If any payment required under this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Georgia, such payment date shall be extended to the next business day.

         Maker at any time or from time to time may prepay all or any portion of the outstanding principal balance of this Note (together with accrued interest thereon through the date of such prepayment) without penalty or premium. All payments received hereunder shall be applied first to unpaid interest and then to the principal balance outstanding.

         This Note is secured by a pledge of (i) eighty-four thousand seven hundred sixty-two (84,762) shares of Common Stock pursuant to the certain Pledge Agreement by and between Payee and Paul A. Arena dated as of the date hereof (the "Arena Pledge Agreement"), and (ii) the Target Shares pursuant to that certain Pledge Agreement by and between Maker and Payee dated as of the date hereof (the "Maker Pledge Agreement").

         The occurrence and continuation of any one of the following events ("Event of Default") shall constitute a default hereunder: (i) Maker shall fail to make due and punctual payment of principal of or interest on this Note, and Maker fails to cure such violation within five (5) days after notice thereof from Payee; (ii) Maker violates any covenant in this Note (other than payment when due of any principal of or interest on this Note), and Maker fails to cure such violation within thirty (30) days after notice thereof from Payee; (iii) Maker makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions a court for the appointment of any receiver or trustee for it or any substantial part of its property, commences any proceeding relating to Maker under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there is commenced against Maker any such proceeding which remains undismissed for one hundred twenty (120), or Maker by any act indicates consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver or trustee for it or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for one hundred twenty (120) days; or (iv) there exists an event of default under the Arena Pledge Agreement or the Maker Pledge Agreement, and such event of default is not cured within thirty (30) days after notice thereof from Payee.

         If an Event of Default occurs and is continuing, then, at the option of Payee, the Outstanding Amount shall, upon written notice from Payee to Maker, become immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         No waiver by Payee of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Payee in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Payee and Maker or any other person shall be deemed a waiver by Payee of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee.

         Maker hereby waives presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor and nonpayment).

         If this Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Maker hereby agrees to pay all reasonable expenses incurred by the holder of this Note, including reasonable attorneys' fees, all of which shall become a part of the principal hereof.

         Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, his legal representatives, successors and assigns.

         This Note in all respects shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of laws. This Note may not be changed orally, but only by an instrument in writing executed by the parties hereto.

         TIME IS OF THE ESSENCE of this Note.

                            [SIGNATURE ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the 26th day of April 2000.


                              ARENA ACQUISITION CORP., Maker


                              By: /s/ Paul R. Arena
                                 ----------------------------------------------

                                 ----------------------------------------------
                              Its: President
                                  ---------------------------------------------


                              Address: 7510 Colony Drive
                                       Cumming, Georgia  30041
                                       Attn: Mr. Paul A. Arena

                                                                      EXHIBIT B


                              TRADEMARK ASSIGNMENT

         This TRADEMARK ASSIGNMENT ("ASSIGNMENT") is made this 28th day of April, 2000, by CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation ("ASSIGNOR") to ARENA ACQUISITION CORP., a Delaware corporation ("Assignee").

         WHEREAS, Assignor is the registered owner of the trademarks, identified in Exhibit A hereto (the "TRADEMARKS"); and

         WHEREAS, Assignee desires the entire right, title and interest in and to the Trademark.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Trademarks.

         IN WITNESS WHEREOF, Assignor has executed this instrument.


                                   CEREUS TECHNOLOGY PARTNERS, INC.


                                   By: /s/ Juliet M. Reising
                                      -----------------------------------------
                                   Name: Juliet M. Reising
                                   Title: EVP & CFO


STATE OF GEORGIA           )
                           ) SS:
COUNTY OF ___________      )

         On this 26th day of April, 2000, before me personally came Juliet Reising, known to me and to me known as the same individual whose name is subscribed to the foregoing instrument, and acknowledged that he executed the foregoing instrument as his free and voluntary act for the uses and purposes set forth.


OFFICIAL SEAL


                               ------------------------------------------------
                               Notary Public
                               My Commission Expires
                               Notary Public, Cobb County, Georgia
                               My Commission Expires March 22, 2004

                                   EXHIBIT A

-------------------------------------------------------- ------------------------------- ---------------------------
                        MARK                                    REGISTRATION NO.                FILING DATE
-------------------------------------------------------- ------------------------------- ---------------------------
AIM Group                                                           74-519767                 [July 21, 1997]
-------------------------------------------------------- ------------------------------- ---------------------------
AIM Group                                                           74-519768                  [June 6, 1996]
-------------------------------------------------------- ------------------------------- ---------------------------

                                                                       EXHIBIT D

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (the "Agreement") is dated as of April 26, 2000 between ARENA ACQUISITION CORP., a Delaware corporation (the "Pledgor"), and CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation (the "Pledgee").

                                  WITNESSETH:

         WHEREAS, Pledgor has made and delivered to the Pledgee that certain Promissory Note dated a date even herewith in the aggregate principal amount of $978,000.00 (the "Note") pursuant to the terms of that certain Stock Purchase Agreement by and between Pledgor and the Pledgor dated as of March 31, 2000, as amended by the First Amendment thereto dated as of April 26, 2000 (the "Stock Purchase Agreement");

         WHEREAS, the Pledgor has agreed to enter into this Agreement and to pledge the shares of capital stock of UM-AZ, HTI and HST (each as defined in the Stock Purchase Agreement) to be purchased by the Pledgor pursuant to the Stock Purchase Agreement (the "Stock") as security for the performance of the Pledgor's obligations under the Note and the Stock Purchase Agreement;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and to secure the payment and performance of the Pledgor's obligations under the Note and the Stock Purchase Agreement, the parties hereto agree as follows:

         SECTION 1. PLEDGE. As collateral security for the due and punctual payment of the indebtedness and obligations referred to in Section 2 hereof, the Pledgor hereby pledges, hypothecates, transfers, sets over, delivers and assigns unto Pledgee, and hereby grants Pledgee a first security interest in the following:

         (a) the Stock and the certificates representing the Stock, and all cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any portion of the Stock; and

         (b) all securities hereafter delivered to the Pledgee by the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, together with all interest, cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for or on conversion of any or all thereof (all such Stock, indebtedness, shares, certificates, interest, cash, securities and other property received, receivable or otherwise distributed in respect of any or all thereof being included within the definition of "Collateral" for purposes of this Agreement).

         TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto Pledgee, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 2. INDEBTEDNESS AND OBLIGATIONS SECURED. This Agreement and the Collateral secure repayment of the indebtedness and the obligations indicated below (collectively, the "Obligations"), equally and ratably as to all such indebtedness and obligations and without preference or priority as to any class of such indebtedness or obligations or any component thereof:

         (a) the indebtedness evidenced by the Note (and any promissory note of the Pledgor issued in exchange for, or replacement of, or substitution for, the Note, which shall be included in the term "Note" as used herein), with interest and premiums thereon as therein provided;

         (b) all other amounts payable by the Pledgor under the Note and the Stock Purchase Agreement, including, without limitation, all fees, costs, expenses and indemnities payable by the Pledgor thereunder;

         (c) all indebtedness of the Pledgor arising under this Agreement and all costs and expenses of the Pledgee in enforcing this Agreement, the Note and the Stock Purchase Agreement; and

         (d) all renewals and extensions, in whole or in part, of the Note or of any other indebtedness or obligation described above.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that as of the date hereof the Pledgor is the holder of record of all of the Stock; the Pledgor has good, right and lawful authority to enter into this Agreement and to pledge the Collateral in the manner hereby done or contemplated and will defend his title thereto against the claims of all persons whomsoever; there are no liens, claims, pledges, security interests, encumbrances or rights of third parties whatsoever with respect to the Collateral; this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and no consent or approval of any court, governmental body or regulatory authority (federal, state or local) is or was necessary to the validity of the pledge granted hereby.

         SECTION 4. APPOINTMENT OF AGENTS; REGISTRATION IN NOMINEE NAME. The Pledgee shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Collateral, which certificates or instruments may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee, or in the name of the Pledgee or any agent appointed by the Pledgee to retain physical possession of such certificates or instruments, or in the name of any nominee of the Pledgee or any such agent. In addition, the Pledgee shall at all times have the right to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. The Pledgor hereby agrees that any registrar or transfer agent for any securities included in the Collateral shall be entitled to rely on the provisions of this Section as conclusive evidence of the authority of the Pledgee to effect re-registration of any such securities in the name of the Pledgee or that of its agents or its or their nominees or to exchange certificates or instruments representing or evidencing such Collateral for certificates or instruments of smaller or larger denominations, notwithstanding any notice or direction to such registrar or transfer agent from the Pledgor to the contrary.

         SECTION 5.  VOTING RIGHTS; DIVIDENDS, ETC.

         (a) The Pledgor shall be entitled to exercise any and all voting or consensual rights and powers relating or pertaining to the Collateral or any part thereof for the term of this Agreement.

         (b) The Pledgor shall not be entitled to receive and retain any and all cash dividends and interest payable on the Collateral, and any and all stock or liquidating dividends, distributions and property, returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Pledgee or received in exchange for or on conversion of Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledgee may be a party or otherwise, and any and all cash and other property received in payment of the principal or in redemption of or in exchange for or on conversion of any Collateral (either at maturity, upon call for redemption, upon forced conversion or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Pledgee or its designated agent (accompanied by proper instruments of assignment or stock or bond powers executed by such Pledgor in accordance with the Pledgee's instructions) to be held subject to the terms of this Agreement.

         SECTION 6. EVENTS OF DEFAULT. The occurrence and continuation of any of the following events shall constitute an Event of Default under this
Agreement:

         (a) failure of the Pledgor to pay, when due, any amount payable under the Note;

         (b) any other breach by the Pledgor of its covenants contained in the Stock Purchase Agreement; and

         (c) any default in the due observance or performance of any term, covenant, warranty, agreement or condition contained in this Agreement, which default continues for five (5) business days after the Pledgee gives notice of such failure to the Pledgor.

         SECTION 7. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default hereunder, Pledgee may, without being required to give any notice to the Pledgor other than as required in paragraph
(b) below, and in addition to the exercise by Pledgee of its rights and remedies under any other Section of this Agreement, under the Note or the Stock Purchase Agreement, or otherwise available to it at law or in equity:

         (a) apply the cash (if any) then held by it as collateral hereunder to the payment of any Obligations, whether or not then due and in any order selected by the Pledgee; and

         (b) if there shall be no such cash or the cash so applied shall be insufficient to pay all such Obligations in full, exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Georgia at that time and sell (in compliance with applicable securities laws) the Collateral, or any part thereof, at public or private sale, at any broker's board, upon any securities exchange, at the Pledgee's offices or elsewhere, for cash, upon credit or for future delivery, as Pledgee may deem appropriate in the circumstances and commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. In that connection, Pledgee shall have the right to impose such limitations and restrictions on the sale of the Collateral as Pledgee may deem to be necessary or appropriate to comply with any law, rule or regulation (federal, state or local) having applicability to the sale, including, without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective offerees or purchasers to persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws. Upon consummation of any such sale, Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Pledgee shall give the Pledgor at least 10 calendar days' prior written notice of Pledgee's intention to make any public or private sale of such Collateral. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Pledgee may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Pledgee may (in its sole and absolute discretion) determine; and Pledgee may itself bid (which bid may be in whole or in part in the form of cancellation of Obligations) for and purchase the whole or any part of the Collateral and shall be entitled, for purposes of bidding and making settlement or payment of the purchase price for all any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to the Pledgee as a credit on account of the purchase of any Collateral payable by the Pledgee at such sale. Pledgee shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Pledgee until the sale price is paid by the purchaser or purchasers thereof, but Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

         SECTION 8.  APPLICATION OF PROCEEDS OF SALE; DEFICIENCY,
ACKNOWLEDGEMENT. (a) The proceeds of sale of Collateral sold pursuant to
Section 7 hereof shall be applied by Pledgee as follows:

         FIRST:   to the payment of the costs and expenses of such sale,
including the out-of-pocket expenses of Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all loans or advances made by the Pledgee for the account of the Pledgor and the payment of all costs and expenses incurred by Pledgee in connection with the administration and enforcement of this Agreement, as well as any indemnities payable by the Pledgor hereunder, to the extent that such loans, advances, costs, expenses and indemnities shall not have been previously reimbursed or paid to Pledgee;

         SECOND: to the payment or prepayment in full of all other Obligations, whether or not then due and in any order selected by the Pledgee; and

         THIRD:   the balance (if any) of such proceeds shall be paid to the
Pledgor or as a court of competent jurisdiction may direct.

         (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

         SECTION 9. PLEDGEE APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement or instrument on behalf of the Pledgor that the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, the Pledgor agrees and understands that the Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, principal or interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

         SECTION 10. RESPONSIBILITY OF PLEDGEE; CARE OF COLLATERAL. Neither the Pledgee, nor any director, officer, employee or agent of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them relative to this Agreement or any of the Collateral except for its or their gross negligence or willful misconduct, and the Pledgee shall not be liable for any action or omission to act on the part of any agent appointed by the Pledgee to act hereunder or with respect to the Collateral (or any part thereof), selected by the Pledgee with reasonable care. Notwithstanding the provisions of Section 5(b) hereof, the Pledgee shall have no duty to exercise any voting or any other consensual rights and powers becoming vested in the Pledgee with respect to the Collateral or any part thereof, to exercise any right to redeem, convert or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend, principal or interest or any other distribution payable or distributable on or with respect to the Collateral or any part thereof or otherwise to preserve any rights in respect of the Collateral against any third parties, and the Pledgee shall not be liable or accountable to the Pledgor in respect of any of the foregoing. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Pledgee shall take such action for such purpose as the Pledgor may request in writing, but the failure of the Pledgee to take any action requested by the Pledgor shall not, in and of itself, be deemed to constitute a failure on the part of the Pledgee to exercise reasonable care in respect of the custody and preservation of the Collateral or any part thereof.

         SECTION 11. EXPENSES. The Pledgor agrees to pay the Pledgee, upon its demand, all of the Pledgee's out-of-pocket expenses (including its reasonable attorneys' fees) incurred in connection with the administration or enforcement of this Agreement, the care and custody of the Collateral (or any part thereof), the registration, re-registration or transfer of the Collateral (or any part thereof) and the sale or collection of the Collateral (or any part thereof). Should the Pledgor fail to do any act or thing that the Pledgor has covenanted to do hereunder, or should any representation or warranty on the part of the Pledgor contained herein be breached, Pledgee may (but shall not be obligated to) do the same or cause it to be done, or remedy any such breach, and there shall be added to the liabilities of the Pledgor hereunder, the cost or expense to Pledgee in so doing, and any and all amounts expended by Pledgee in taking any such action shall be repayable to it by the Pledgor upon Pledgee's demand.

         SECTION 12. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of Pledgee hereunder are cumulative and are not exclusive of any other remedies available to Pledgee at law or in equity.

         SECTION 13. TERMINATION AND PARTIAL RELEASE OF COLLATERAL. This Agreement shall terminate when all Obligations secured hereby have been fully paid and performed, at which time Pledgee shall reassign and redeliver (or cause to be reassigned or redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by Pledgee pursuant to the terms hereof and as shall still be held by it hereunder, together with appropriate instruments of assignment and release.

         SECTION 14. NOTICES. Any notice or communication required or permitted hereunder shall be given in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, and on the fifth calendar day after mailing if deposited in a regularly maintained receptacle for United States mail to the party to whom notice is to be given, by certified or registered mail, postage prepaid, and properly addressed to the address reflected in such party's books and records or to such other address as hereafter shall be designated in writing by any party to all other parties.

         SECTION 15. FURTHER ASSURANCES. The Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, including without limitation stock and bond powers, as Pledgee may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Pledgee its rights, powers and remedies hereunder.

         SECTION 16. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Pledgee as collateral under this Agreement, without the prior written consent of Pledgee.

         SECTION 17. MISCELLANEOUS. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed on behalf of the party to be charged. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute the Agreement.

         SECTION 18. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF GEORGIA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS). AS PART OF THE CONSIDERATION FOR THE BENEFITS RECEIVED BY THE PLEDGOR, EACH OF PLEDGEE AND PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF GEORGIA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE TO THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) CALENDAR DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID. TO THE EXTENT PERMITTED BY LAW, EACH SUCH PARTY TO THIS AGREEMENT WAIVES ANY OBJECTION SUCH PARTY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF PLEDGEE TO BRING ANY ACTION OR PROCEEDING AGAINST PLEDGOR OR HIS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION THAT HAS JURISDICTION OVER PLEDGOR OR HIS PROPERTY.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.



                                  ARENA ACQUISITION CORP., Pledgor



                                  By: /s/ Paul R. Arena
                                     ------------------------------------------
                                  Its: President
                                      -----------------------------------------

                                  Address:
                                  7510 Colony Drive
                                  Cumming, Georgia 30041



                                  CEREUS TECHNOLOGY PARTNERS INC.,
                                  Pledgee



                                  By: /s/ Juliet M. Reising
                                     ------------------------------------------
                                  Its: EVP & CFO
                                      -----------------------------------------

                                  Address:
                                  1000 Abernathy Road
                                  400 Northpark, Suite 1000
                                  Atlanta, Georgia  30328

                                                                       EXHIBIT E

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 26th day of April, 2000 between PAUL A. ARENA, an individual resident of the State of Georgia ("Consultant"), and CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation f/k/a AIM Group, Inc. (the "Company").

                                  WITNESSETH:

         WHEREAS, Consultant currently serves as an employee of the Company;

         WHEREAS, the Company and Consultant each desire that the Employment Agreement dated as of July 31, 1999 between Consultant and the Company (the "Employment Agreement") be terminated and replaced with this Agreement; and

         WHEREAS, the Company and Consultant each desire to enter into this Agreement to set forth in writing the terms and conditions of Consultant's relationship with the Company from and after the date hereof;

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. DUTIES. Consultant hereby agrees, during the Term (as hereinafter defined), to provide up to eight (8) hours of consulting services per calendar month to the Company on such matters pertaining to the Company's business as may, from time to time, be requested of Consultant by the Company. In this regard, Consultant shall be available throughout the Term at reasonable times, and upon reasonable notice, to meet in Atlanta, Georgia, in person or via telephone, with the Company, for the purposes of providing such consulting services; provided, however, that the foregoing shall not be deemed to restrict Consultant from accepting any part or full-time employment from, or providing consulting services to, someone other than the Company.

         SECTION 2. TERM. The term of this Agreement shall begin on the date hereof (the "Effective Date") and, unless otherwise earlier terminated pursuant to Section 3 hereof, shall end on the first anniversary of the date hereof (hereinafter referred to as the "Term").

         SECTION 3.  TERMINATION.

                  3.1 RIGHT TO TERMINATE. This Agreement may be terminated prior to the expiration of the Term upon the occurrence of any of the following events:

                  (a) the death or total disability of Consultant ("total disability" meaning the inability of Consultant to perform his normal required duties hereunder in substantially the same manner and to the extent required hereunder prior to the commencement of said disability for a period of three
(3) consecutive months, by reason of illness or mental or physical incapacity or disability as so determined by a licensed physician selected by the Company reasonably satisfactory to Consultant);

                  (b) the mutual written agreement of the parties hereto to terminate this Agreement;

                  (c) the Company's termination of Consultant hereunder, upon thirty (30) days' prior written notice to Consultant, for "good cause," which shall exist (i) if Consultant is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, or (ii) if Consultant has engaged in conduct or activity materially damaging to the business of the Company (it being understood, however, that neither conduct nor activity pursuant to Consultant's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Consultant shall be a ground for such a determination by the Board of Directors of the Company); or

                  (d) the Consultant's termination of this Agreement upon ten (10) days' prior written notice to the Company.

                  3.2 WRONGFUL TERMINATION. In the event that the Company terminates Consultant hereunder alleging "good cause" under Section 3.1(c) hereof and it is subsequently determined pursuant to the arbitration procedure provided for in Section 6.9 hereof that the termination was not for "good cause," then, in lieu of all damages and in lieu of all other amounts payable hereunder, (i) Consultant shall be entitled to exercise all the Warrants (as hereinafter defined) as if this Agreement had remained in full force and effect until the first anniversary of the date hereof, and (ii) the Company shall pay all of Consultant's reasonable attorneys' fees and costs incurred in connection therewith.

         SECTION 4.  WARRANTS AND COMPENSATION RELATED MATTERS.

                  4.1 WARRANTS. Upon the execution hereof, the Company shall grant to Consultant a warrant pursuant to a warrant certificate containing customary terms and conditions (the "Warrant") to purchase from time to time subject to the terms of this Section 4.1 and such warrant certificate 50,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), exercisable for cash at an exercise price per share equal to the "market price" (as hereinafter defined) on the trading day immediately preceding the date of this Agreement, with the Warrant first becoming exercisable as to 12,500 shares of Common Stock on the three month anniversary of the Effective Date, as to an additional 12,500 shares of Common Stock on the six month anniversary of the Effective Date, as to an additional 12,500 shares of Common Stock on the nine month anniversary of the Effective Date and as to the remaining 12,500 shares of Common Stock on the twelve month anniversary of the date hereof and expiring in full on the twenty four month anniversary of the date hereof; provided, however, that notwithstanding the foregoing, the Warrant shall not be exercisable and shall expire if this Agreement is terminated by the Company for "good cause" prior to the twelve month anniversary of the date hereof. For purposes hereof, "market price" shall mean the closing price of the Common Stock as of the day in question as reported with respect to the market (or the composite of markets, if more than one) in which shares of the Common Stock are then traded or, if no such closing prices are reported, on the basis of the mean between the high bid and low asking prices that day on the principal market or quotation system on which shares of Common Stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such shares selected by or under authority of the Company's Board of Directors.

                  4.2 NO BENEFITS. Consultant shall not be entitled to participate in, or receive any benefits under, any welfare benefit plan or program (including, without limitation, medical, dental, disability, group life and business travel insurance plans and programs), any retirement savings plan or program (including, without limitation, 401(k) and pension plans), or any other fringe benefit program of the Company currently in effect or as the Company may, from time to time, hereafter adopt and implement for the benefit of the Company's employees; provided, however, the Company shall pay on behalf of Consultant the premium for continued health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for so long as such continued health care coverage is available under COBRA but not in excess of eighteen months from the Effective Date.

                  4.3 OUT-OF-POCKET EXPENSES. Consultant shall be entitled to receive reimbursement for all reasonable expenses incurred in connection with the fulfillment of Consultant's duties hereunder upon presentation of appropriate vouchers therefor, provided that Consultant has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Company.

                  4.4 LAPTOP COMPUTER. The Company shall, and does hereby, assign to Consultant all of the Company's right, title and interest in and to that certain Dell laptop computer, serial number
2496E103A.

                  4.5 ACCRUED VACATION TIME AND EXPENSES. Upon the Effective Date, the Company shall pay to Consultant all amounts due and owing to Consultant for his accrued vacation time and reimbursement for business expenses incurred by him prior to the Effective Date, all to the extent accrued on the Company's books as of March 31, 2000 and as set forth on Schedule 1 hereto.

         SECTION 5.  RELEASE.

                  5.1 RELEASE OF CLAIMS BY CONSULTANT. Consultant, for himself and on behalf of his agents, representatives, successors, heirs and assigns, hereby releases, waives, acquits, withdraws, retracts, and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, fixed or contingent, which he now has or may hereafter have, directly or indirectly, personally or in any capacity (collectively, "Claims") of which Consultant has actual knowledge, against the Company, and all and any of its present or former affiliates, parents, subsidiaries, predecessors, successors and assigns, as well as their respective present or former owners, stockholders, investors, lenders, agents, independent contractors, directors, officers, partners, employees, associates, representatives, consultants, attorneys and insurers (collectively, the "Company Releasees"), whatsoever, from the beginning of time to, and including, the date of execution of this Agreement in any way relating to or arising out of (i) Consultant's association with the Company or any of the Company Releasees, including, but not limited to, Consultant's status as a director, officer or agent of the Company or any of the Company Releasees or
(ii) the Employment Agreement,
except for those express obligations existing or arising under this Agreement; provided, however, that nothing herein shall constitute a release of any obligation arising under or any claim pursuant to or related to that certain Stock Purchase Agreement between the Company and Arena Acquisition Corp. dated as of March 31, 2000 (the "Purchase Agreement").

                  5.2 RELEASE OF CLAIMS BY THE COMPANY. The Company, for itself and on behalf of its agents, representatives, successors, and assigns, hereby releases, waives, acquits, withdraws, retracts, and forever discharges any and all Claims of which the Company has actual knowledge against Consultant and his agents, attorneys, heirs, executors, administrators, successors and assigns (collectively, the "Consultant Releasees") from the beginning of time to, and including, the date of execution of this Agreement in any way relating to or arising out of (i) Consultant's association with the Company or any of the Company Releasees, including, but not limited to, Consultant's status as a director, officer or agent of the Company or any of the Company Releasees or
(ii) the Employment Agreement, including, without limitation, any claims for attorneys' fees and costs; provided, however, that nothing herein shall constitute a release of any obligation arising under or any Claim pursuant to or related to the Purchase Agreement.

                  5.3 NONASSIGNMENT OF CLAIMS. Consultant represents and warrants to the Company that he has not made any assignment or other transfer of any interest in any Claim released by him under the terms of this Agreement. The Company represents and warrants to Consultant that it has not made any assignment or other transfer of any interest in any Claim released by it under the terms of this Agreement.

         SECTION 6.  MISCELLANEOUS.

                  6.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Consultant, Consultant's executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Consultant may not be assigned or delegated.

                  6.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to any conflicts of laws principles.

                  6.3 INVALID PROVISIONS. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Consultant. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

                  6.4 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.5 NOTICES. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and


                                    If to Consultant, addressed to:


                                    Mr. Paul R. Arena
                                    7510 Colony Drive
                                    Cumming, Georgia  30041


                                    If to the Company, addressed to:


                                    Cereus Technology Partners, Inc.
                                    1000 Abernathy Road
                                    400 Northpark, suite 1000
                                    Atlanta, Georgia  30328
                                    Attn:  Chief Executive Officer

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

                  6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  6.7 WAIVER OF BREACH. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Consultant shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Consultant.

                  6.8 AMENDMENT. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

                  6.9 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Atlanta, Georgia in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The decision of the arbitrators shall be final and binding as to any matter submitted to them under this Agreement, and judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  6.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. It is hereby agreed that this Agreement supersedes in its entirety the Employment Agreement, that the Employment Agreement, including, without limitation, Section 10 thereof, shall be void and of no further force or effect and that Consultant shall no longer have any rights thereunder, including, without limitation, the right to any salary, bonuses or benefits provided for therein.

                  6.11 NO DEROGATION. Both parties agree that no statements will be issued or published by them or any of their authorized representatives, whether spoken or in writing, that would be disparaging to, or derogatory of the other party, the Company or any of its past or present officers, directors or employees or the relationship between the parties.

                  6.12 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS.

                  (a) CONFIDENTIAL INFORMATION; TRADE SECRETS. As used in this Agreement, the term "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the Company's business or the business of any entity affiliated with the Company, other than (i) Trade Secrets (as defined below); (ii) information contained in any publicly available press release, a regulatory filing or other public communication which is otherwise in the public domain on the date of this Agreement; (iii) information that hereafter enters the public domain through no action on the part of Consultant; (iv) information that is known by Consultant or becomes available to him from a source other than the Company or any of its affiliates, provided that such information was not obtained as a result of a breach of any confidentiality obligation by the source of such information; (v) information that was already in the possession of Consultant prior to the date hereof and which was not acquired from the Company or any of its affiliates; or
(vi) information obtained from discovery in a legal proceeding, but only to the extent such information is used in such a proceeding. "Confidential Information" shall include, among other things, information specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction not to be a "trade secret" under applicable law. As used in this Agreement, the term "Trade Secrets" shall mean information or data of or about the Company or any entity affiliated with the Company, including, without limitation, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" under applicable law, the foregoing definition shall be deemed amended to the extent necessary to render it consistent with applicable law.

                  (b) NON-DISCLOSURE. Consultant will be exposed to Trade Secrets and Confidential Information as a result of relationship with the Company as provided in this Agreement. Consultant acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information of the Company would be wrongful and would likely result in immediate and irreparable injury to the Company. In consideration of the terms of this Agreement, except as appropriate in connection with the performance of his obligations under this Agreement, Consultant shall not, without the express prior written consent of an executive officer of the Company, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way for any person or entity (i) any Confidential Information during the Term of this Agreement and for a period of two (2) years after the final date of the Term of this Agreement; and (ii) any Trade Secrets at any time (during or after the Term of this Agreement) during which such information or data shall continue to constitute a "trade secret" under applicable law. Consultant agrees to cooperate with any reasonable confidentiality requirements of the Company. Consultant shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Consultant becomes aware.


         IN WITNESS WHEREOF, Consultant has executed and delivered this Agreement, and the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized, all as of the day and year first written above.


                                 /s/ Paul R. Arena
                                 ----------------------------------------------
                                 PAUL R. ARENA


                                 CEREUS TECHNOLOGY PARTNERS, INC.


                                 By: /s/ Juliet M. Reising
                                    -------------------------------------------
                                    Its: EVP & CFO
                                        ---------------------------------------

                                                                       EXHIBIT F

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (the "Agreement") is dated as of April 26, 2000 between PAUL R. ARENA, an individual resident of the State of Georgia (the "Pledgor"), and CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation (the "Pledgee").

                                  WITNESSETH:

         WHEREAS, the Pledgor owns all of the outstanding capital stock of Arena Acquisition Corp., a Delaware corporation ("AAC");

         WHEREAS, AAC has made and delivered to the Pledgee that certain Promissory Note dated a date even herewith in the aggregate principal amount of $978,000.00 (the "Note") pursuant to the terms of that certain Stock Purchase Agreement by and between AAC and the Pledgor dated as of March 31, 2000, as amended by the First Amendment thereto dated as of April 26, 2000 (the "Stock Purchase Agreement");

         WHEREAS, the Pledgor has agreed to enter into this Agreement and to pledge 84,762 shares of common stock, $.01 par value per share, of Pledgee (the "Common Stock") registered in the name of the Pledgor (the "Stock") as security for the performance of AAC's obligations under the Note and the Stock Purchase Agreement;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and to secure the payment and performance of AAC's obligations under the Note and the Stock Purchase Agreement, the parties hereto agree as follows:

         SECTION 1. PLEDGE. As collateral security for the due and punctual payment of the indebtedness and obligations referred to in Section 2 hereof, the Pledgor hereby pledges, hypothecates, transfers, sets over, delivers and assigns unto Pledgee, and hereby grants Pledgee a first security interest in the following:

         (a) the Stock and the certificates representing the Stock, and all cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any portion of the Stock; and

         (b) all securities hereafter delivered to the Pledgee by the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, together with all interest, cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for or on conversion of any or all thereof (all such Stock, indebtedness, shares, certificates, interest, cash, securities and other property received, receivable or otherwise distributed in respect of any or all thereof being included within the definition of "Collateral" for purposes of this Agreement).

         TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto Pledgee, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 2. INDEBTEDNESS AND OBLIGATIONS SECURED. This Agreement and the Collateral secure repayment of the indebtedness and the obligations indicated below (collectively, the "Obligations"), equally and ratably as to all such indebtedness and obligations and without preference or priority as to any class of such indebtedness or obligations or any component thereof:

         (a) the indebtedness evidenced by the Note (and any promissory note of AAC issued in exchange for, or replacement of, or substitution for, the Note, which shall be included in the term "Note" as used herein), with interest and premiums thereon as therein provided;

         (b) all other amounts payable by AAC under the Note and the Stock Purchase Agreement, including, without limitation, all fees, costs, expenses and indemnities payable by AAC thereunder;

         (c) all indebtedness of the Pledgor arising under this Agreement and all costs and expenses of the Pledgee in enforcing this Agreement, the Note and the Stock Purchase Agreement; and

         (d) all renewals and extensions, in whole or in part, of the Note or of any other indebtedness or obligation described above.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that as of the date hereof the Pledgor is the holder of record of all of the Stock; the Pledgor has good, right and lawful authority to enter into this Agreement and to pledge the Collateral in the manner hereby done or contemplated and will defend his title thereto against the claims of all persons whomsoever; there are no liens, claims, pledges, security interests, encumbrances or rights of third parties whatsoever with respect to the Collateral; this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and no consent or approval of any court, governmental body or regulatory authority (federal, state or local) is or was necessary to the validity of the pledge granted hereby.

         SECTION 4. APPOINTMENT OF AGENTS; REGISTRATION IN NOMINEE NAME. The Pledgee shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Collateral, which certificates or instruments may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee, or in the name of the Pledgee or any agent appointed by the Pledgee to retain physical possession of such certificates or instruments, or in the name of any nominee of the Pledgee or any such agent. In addition, the Pledgee shall at all times have the right to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. The Pledgor hereby agrees that any registrar or transfer agent for any securities included in the Collateral shall be entitled to rely on the provisions of this Section as conclusive evidence of the authority of the Pledgee to effect re-registration of any such securities in the name of the Pledgee or that of its agents or its or their nominees or to exchange certificates or instruments representing or evidencing such Collateral for certificates or instruments of smaller or larger denominations, notwithstanding any notice or direction to such registrar or transfer agent from the Pledgor to the contrary.

         SECTION 5.  VOTING RIGHTS; DIVIDENDS, ETC.

         (a) The Pledgor shall be entitled to exercise any and all voting or consensual rights and powers relating or pertaining to the Collateral or any part thereof for the term of this Agreement.

         (b) The Pledgor shall not be entitled to receive and retain any and all cash dividends and interest payable on the Collateral, and any and all stock or liquidating dividends, distributions and property, returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Pledgee or received in exchange for or on conversion of Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledgee may be a party or otherwise, and any and all cash and other property received in payment of the principal or in redemption of or in exchange for or on conversion of any Collateral (either at maturity, upon call for redemption, upon forced conversion or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Pledgee or its designated agent (accompanied by proper instruments of assignment or stock or bond powers executed by such Pledgor in accordance with the Pledgee's instructions) to be held subject to the terms of this Agreement.

         SECTION 6. EVENTS OF DEFAULT. The occurrence and continuation of any of the following events shall constitute an Event of Default under this
Agreement:

         (a) failure of AAC to pay, when due, any amount payable under the Note;

         (b) any other breach by AAC of its covenants contained in the Stock Purchase Agreement; and

         (c) any default in the due observance or performance of any term, covenant, warranty, agreement or condition contained in this Agreement, which default continues for five (5) business days after the Pledgee gives notice of such failure to the Pledgor.

         SECTION 7. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default hereunder, Pledgee may, without being required to give any notice to the Pledgor other than as required in paragraph
(b) below, and in addition to the exercise by Pledgee of its rights and remedies under any other Section of this Agreement, under the Note or the Stock Purchase Agreement, or otherwise available to it at law or in equity:

         (a) apply the cash (if any) then held by it as collateral hereunder to the payment of any Obligations, whether or not then due and in any order selected by the Pledgee; and

         (b) if there shall be no such cash or the cash so applied shall be insufficient to pay all such Obligations in full, exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Georgia at that time and sell (in compliance with applicable securities laws) the Collateral, or any part thereof, at public or private sale, at any broker's board, upon any securities exchange, at the Pledgee's offices or elsewhere, for cash, upon credit or for future delivery, as Pledgee may deem appropriate in the circumstances and commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. In that connection, Pledgee shall have the right to impose such limitations and restrictions on the sale of the Collateral as Pledgee may deem to be necessary or appropriate to comply with any law, rule or regulation (federal, state or local) having applicability to the sale, including, without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective offerees or purchasers to persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws. Upon consummation of any such sale, Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Pledgee shall give the Pledgor at least 10 calendar days' prior written notice of Pledgee's intention to make any public or private sale of such Collateral. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Pledgee may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Pledgee may (in its sole and absolute discretion) determine; and Pledgee may itself bid (which bid may be in whole or in part in the form of cancellation of Obligations) for and purchase the whole or any part of the Collateral and shall be entitled, for purposes of bidding and making settlement or payment of the purchase price for all any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to the Pledgee as a credit on account of the purchase of any Collateral payable by the Pledgee at such sale. Pledgee shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Pledgee until the sale price is paid by the purchaser or purchasers thereof, but Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

         SECTION 8.  APPLICATION OF PROCEEDS OF SALE; DEFICIENCY,
ACKNOWLEDGEMENT. (a) The proceeds of sale of Collateral sold pursuant to
Section 7 hereof shall be applied by Pledgee as follows:

         FIRST:   to the payment of the costs and expenses of such sale,
including the out-of-pocket expenses of Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all loans or advances made by the Pledgee for the account of the Pledgor and the payment of all costs and expenses incurred by Pledgee in connection with the administration and enforcement of this Agreement, as well as any indemnities payable by the Pledgor hereunder, to the extent that such loans, advances, costs, expenses and indemnities shall not have been previously reimbursed or paid to Pledgee;

         SECOND: to the payment or prepayment in full of all other Obligations, whether or not then due and in any order selected by the Pledgee; and

         THIRD:   the balance (if any) of such proceeds shall be paid to the
Pledgor or as a court of competent jurisdiction may direct.

         (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

         SECTION 9. PLEDGEE APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement or instrument on behalf of the Pledgor that the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, the Pledgor agrees and understands that the Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, principal or interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

         SECTION 10. RESPONSIBILITY OF PLEDGEE; CARE OF COLLATERAL. Neither the Pledgee, nor any director, officer, employee or agent of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them relative to this Agreement or any of the Collateral except for its or their gross negligence or willful misconduct, and the Pledgee shall not be liable for any action or omission to act on the part of any agent appointed by the Pledgee to act hereunder or with respect to the Collateral (or any part thereof), selected by the Pledgee with reasonable care. Notwithstanding the provisions of Section 5(b) hereof, the Pledgee shall have no duty to exercise any voting or any other consensual rights and powers becoming vested in the Pledgee with respect to the Collateral or any part thereof, to exercise any right to redeem, convert or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend, principal or interest or any other distribution payable or distributable on or with respect to the Collateral or any part thereof or otherwise to preserve any rights in respect of the Collateral against any third parties, and the Pledgee shall not be liable or accountable to the Pledgor in respect of any of the foregoing. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Pledgee shall take such action for such purpose as the Pledgor may request in writing, but the failure of the Pledgee to take any action requested by the Pledgor shall not, in and of itself, be deemed to constitute a failure on the part of the Pledgee to exercise reasonable care in respect of the custody and preservation of the Collateral or any part thereof.

         SECTION 11. EXPENSES. The Pledgor agrees to pay the Pledgee, upon its demand, all of the Pledgee's out-of-pocket expenses (including its reasonable attorneys' fees) incurred in connection with the administration or enforcement of this Agreement, the care and custody of the Collateral (or any part thereof), the registration, re-registration or transfer of the Collateral (or any part thereof) and the sale or collection of the Collateral (or any part thereof). Should the Pledgor fail to do any act or thing that the Pledgor has covenanted to do hereunder, or should any representation or warranty on the part of the Pledgor contained herein be breached, Pledgee may (but shall not be obligated to) do the same or cause it to be done, or remedy any such breach, and there shall be added to the liabilities of the Pledgor hereunder, the cost or expense to Pledgee in so doing, and any and all amounts expended by Pledgee in taking any such action shall be repayable to it by the Pledgor upon Pledgee's demand.

         SECTION 12. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of Pledgee hereunder are cumulative and are not exclusive of any other remedies available to Pledgee at law or in equity.

         SECTION 13. TERMINATION AND PARTIAL RELEASE OF COLLATERAL. This Agreement shall terminate when all Obligations secured hereby have been fully paid and performed, at which time Pledgee shall reassign and redeliver (or cause to be reassigned or redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by Pledgee pursuant to the terms hereof and as shall still be held by it hereunder, together with appropriate instruments of assignment and release.

         SECTION 14. NOTICES. Any notice or communication required or permitted hereunder shall be given in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, and on the fifth calendar day after mailing if deposited in a regularly maintained receptacle for United States mail to the party to whom notice is to be given, by certified or registered mail, postage prepaid, and properly addressed to the address reflected in such party's books and records or to such other address as hereafter shall be designated in writing by any party to all other parties.

         SECTION 15. FURTHER ASSURANCES. The Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, including without limitation stock and bond powers, as Pledgee may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Pledgee its rights, powers and remedies hereunder.

         SECTION 16. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Pledgee as collateral under this Agreement, without the prior written consent of Pledgee.

         SECTION 17. MISCELLANEOUS. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed on behalf of the party to be charged. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute the Agreement.

         SECTION 18. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF GEORGIA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS). AS PART OF THE CONSIDERATION FOR THE BENEFITS RECEIVED BY THE PLEDGOR, EACH OF PLEDGEE AND PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF GEORGIA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE TO THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) CALENDAR DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID. TO THE EXTENT PERMITTED BY LAW, EACH SUCH PARTY TO THIS AGREEMENT WAIVES ANY OBJECTION SUCH PARTY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF PLEDGEE TO BRING ANY ACTION OR PROCEEDING AGAINST PLEDGOR OR HIS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION THAT HAS JURISDICTION OVER PLEDGOR OR HIS PROPERTY.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.



                                   /s/ Paul R. Arena
                                   --------------------------------------------
                                   PAUL R. ARENA, Pledgor

                                   Address:
                                   7510 Colony Drive
                                   Cumming, Georgia  30041



                                   CEREUS TECHNOLOGY PARTNERS INC.,
                                   Pledgee



                                   By: /s/ Juliet M. Reising
                                      -----------------------------------------
                                   Its: EVP & CFO
                                       ----------------------------------------

                                   Address:
                                   1000 Abernathy Road
                                   400 Northpark, Suite 1000
                                   Atlanta, Georgia  30328

                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


         THIS FIRST AMENDMENT (the "AMENDMENT") to the Stock Purchase Agreement (the "PURCHASE AGREEMENT;" capitalized terms used but not defined herein shall have the meanings ascribed to them therein), dated as of the 31st day of March, 2000, by and between CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation (the "SELLER"), and ARENA ACQUISITION CORP., a Delaware corporation (the "BUYER"), is made as of the 26th day of April, 2000 by and between the Seller and the Buyer (collectively, the "PARTIES") and shall be effective as of March 31, 2000.

                                  WITNESSETH:

         WHEREAS, the Parties have entered into the Purchase Agreement which provides, upon the terms and conditions set forth therein, for the Seller to sell to the Buyer, and Buyer to purchase from the Seller, the Target Shares; and

         WHEREAS, the Parties have agreed to amend certain of the terms of the Purchase Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the Parties hereto do hereby agree as follows:

         SECTION 1. AMENDMENTS TO PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

         (a) Section 2(c) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following section:

                                    "(c) ALLOCATION OF PURCHASE PRICE. The
                           Parties agree that the Purchase Price and the liabilities of the Target (plus other relevant items) will be allocated to the assets of the Targets for all purposes (including Tax and financial accounting purposes) in a manner consistent with the fair market values set forth in an Allocation Schedule to be prepared by the parties within 45 days of the Closing.

         (b) Section 2(e) of the Purchase Agreement is deleted in its entirety and replaced with the following section:

                                    "(e) DELIVERIES AT THE CLOSING. At the
                           Closing, (i) the Seller will deliver to the Buyer stock certificates representing all of the Target Shares, endorsed in blank or accompanied by duly executed assignment documents (other than the stock certificate representing the capital stock of UM-AR which is currently pledged to secure certain indebtedness of UM-AR, which stock shall be assigned subject to such pledge), (ii) the Buyer will deliver to the Seller the Promissory Note; and (iii) certain Parties and other Persons will deliver the instruments, agreements and other documents referred to in ss.7 below.

         (c) Section 3(a)(iii) of the Purchase Agreement is deleted in its entirety and replaced with the following section:

                                    "(iii) NONCONTRAVENTION. Neither the
                           execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agent, or court to which the Seller is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, except with respect to any loan, financing, lease or similar arrangement primarily for the benefit of any of the Targets to which the Seller or its assets may be subject, as to which the Seller makes no representation or warranty.

         (d) Section 3(a)(v) of the Purchase Agreement is deleted in its entirety and replaced with the following section:

                                    "(v) TARGET SHARES. The Seller holds of
                           record and owns beneficially all of the Target Shares, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, commitments, claims, and demands except that the outstanding shares of capital stock of UM-AR have been pledged to secure certain indebtedness of UM-AR.

         (e) Section 4(b) of the Purchase Agreement is deleted in its entirety and replaced with the following section:

                                    "(b) CAPITALIZATION. The entire authorized
                           capital stock of (i) UM-AZ consists of 10,000 shares of common stock, $1.00 par value per share, of which 100 are issued and outstanding and none are held in treasury; (ii) UM-AR consists of 10,000 shares of common stock, $1.00 par value per share, of which 100 are issued and outstanding and none are held in treasury; (iii) HTI consists of those shares of capital stock authorized in its Articles of Incorporation on file with the Secretary of State of the State of Florida, a portion of which are issued and outstanding; and (iv) HST consists of 10,000 shares of common stock, $1.00 par value per share, of which 100 are issued and outstanding and none are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller or a subsidiary thereof.

         (f) Section 5(g) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following section:

                                    "(g) On or prior to the Closing, the Seller
                           shall pay the amounts owing by the Targets to the payees in the amounts set forth on EXHIBIT C attached hereto, but not to exceed in the aggregate $338,201.44."

         (g) Section 6(b) the Purchase Agreement is hereby amended by adding a new subsection (ix) thereto to read in its entirety as follows:

                                    "(ix) The Buyer shall have executed and
                           delivered to the Seller the Assignment and Assumption Agreement in the form attached hereto as EXHIBIT G."


         SECTION 2.  REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer that: The Seller has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Purchase Agreement, as amended. The execution and delivery of this Amendment by the Seller and the consummation by the Seller of the transactions contemplated by the Purchase Agreement, as amended hereby, have been duly and validly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Buyer, constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

         (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that: The Buyer has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Purchase Agreement, as amended. The execution and delivery of this Amendment by the Buyer and the consummation by the Buyer of the transactions contemplated by the Purchase Agreement, as amended hereby, have been duly and validly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Seller, constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         SECTION 3. EFFECT ON PURCHASE AGREEMENT. Except as otherwise specifically provided herein, the Purchase Agreement shall not be amended but shall remain in full force and effect.

         SECTION 4. HEADINGS. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

         SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES).

         SECTION 6. COUNTERPARTS. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         SECTION 7. ENTIRE AGREEMENT. This Amendment (together with the Purchase Agreement and the exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year above written.


                               CEREUS TECHNOLOGY PARTNERS, INC.


                               By: /s/ Steven A. Odom
                                  ---------------------------------------------
                                Its: Chief Executive Officer
                                    -------------------------------------------


                               ARENA ACQUISITION CORP.


                               By: /s/ Paul R. Arena
                                  ---------------------------------------------
                                Its: President
                                    -------------------------------------------

                                                                      EXHIBIT C

                      SATISFACTION OF CERTAIN LIABILITIES


Reservoir Capital                          $ 240,792.56
Lonza                                         87,302.16
Others (as mutually agreed)                   10,106.72
                                           ------------

                                           $ 338,201.44
                                           ============


* Payments made on behalf of the targets net of receipts collected.

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this 26th day of April, 2000, by and among CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation ("Assignor"), and ARENA ACQUISITION CORP., a Delaware corporation ("Assignee").

     WHEREAS, Assignor and Assignee are parties to that certain Stock Purchase Agreement dated as of March 31, 2000, as amended by the First Amendment thereto dated as of April 26th, 2000 (the "Purchase Agreement");

     WHEREAS, the execution of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement; and

     WHEREAS, Assignor desires to assign and delegate to Assignee all of its rights, duties and obligations (collectively, the "Assigned Rights") to that certain Compensation Agreement dated April 19, 1999 between AIM Group, Inc., a Delaware corporation now known as Cereus Technology Partners, Inc., and Rio Services, Inc., a Florida corporation, a true and correct copy of which has been delivered to Assignee (the "Assigned Contract"), and Assignee desires to accept said assignment and to assume Assignor's obligations under the Assigned Contract, including, without limitation, the Assigned Rights.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed:

     1. ASSIGNMENT. Assignor hereby assigns to Assignee the Assigned Contract and all of Assignor's rights thereunder, including, without limitation, the Assigned Rights.

     2. ACCEPTANCE AND ASSUMPTION. Assignee hereby accepts the foregoing assignment and assumes all of Assignor's obligations under the Assigned Contract, including, without limitation, the Assigned Rights, and agrees to perform all covenants, stipulations, agreements and obligations of Assignor under the Assigned Contract, including, without limitation, the Assigned Rights, arising out of the transactions contemplated by the Purchase Agreement (if any) or accruing after the date hereof, or otherwise attributable to the period commencing on such date, as if such Assignee were an original party to each document, agreement and contract evidencing the Assigned Rights.

including, but not limited to, reasonable attorneys' fees and expenses, arising out of or in connection with Assignee's failure to observe, perform and discharge each and every one of the obligations and liabilities of Assignee under the Assigned Rights to be observed, performed or discharged by it.

     4. AGREEMENT BINDING; ADDITIONAL ACTIONS. This Assignment and Assumption Agreement shall be binding upon the successors and assigns of the parties hereto. The parties shall execute and deliver such further and additional instruments, agreements and documents as may be necessary to evidence or carry out the provisions of this Assignment and Assumption Agreement.

     5. GOVERNING LAW. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

     IN WITNESS WHEREOF, each of Assignor and Assignee has caused this Assignment and Assumption Agreement to be executed and delivered on its behalf as of the day and year first above written.

                                        ASSIGNOR:

                                        CEREUS TECHNOLOGY
                                        PARTNERS, INC.


                                        By:  Juliet M. Reising
                                           ---------------------------------
                                           Its:  EVP and CFO
                                                 ---------------------------


                                        ASSIGNEE:

                                        ARENA ACQUISITION CORP.


                                        By: /s/ Paul R. Arena
                                           ---------------------------------
                                          Its:  President
                                                ----------------------------

                                                                       EXHIBIT G

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this 26th day of April, 2000, by and among CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation ("Assignor"), and ARENA ACQUISITION CORP., a Delaware corporation ("Assignee").

     WHEREAS, Assignor and Assignee are parties to that certain Stock Purchase Agreement dated as of March 31, 2000, as amended by the First Amendment thereto dated as of April 26th, 2000 (the "Purchase Agreement");

     WHEREAS, the execution of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement; and

     WHEREAS, Assignor desires to assign and delegate to Assignee all of its rights, duties and obligations (collectively, the "Assigned Rights") to that certain Compensation Agreement dated April 19, 1999 between AIM Group, Inc., a Delaware corporation now known as Cereus Technology Partners, Inc., and Rio Services, Inc., a Florida corporation, a true and correct copy of which has been delivered to Assignee (the "Assigned Contract"), and Assignee desires to accept said assignment and to assume Assignor's obligations under the Assigned Contract, including, without limitation, the Assigned Rights.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed:

     1. ASSIGNMENT. Assignor hereby assigns to Assignee the Assigned Contract and all of Assignor's rights thereunder, including, without limitation, the Assigned Rights.

     2. ACCEPTANCE AND ASSUMPTION. Assignee hereby accepts the foregoing assignment and assumes all of Assignor's obligations under the Assigned Contract, including, without limitation, the Assigned Rights, and agrees to perform all covenants, stipulations, agreements and obligations of Assignor under the Assigned Contract, including, without limitation, the Assigned Rights, arising out of the transactions contemplated by the Purchase Agreement (if any) or accruing after the date hereof, or otherwise attributable to the period commencing on such date, as if such Assignee were an original party to each document, agreement and contract evidencing the Assigned Rights.

including, but not limited to, reasonable attorneys' fees and expenses, arising out of or in connection with Assignee's failure to observe, perform and discharge each and every one of the obligations and liabilities of Assignee under the Assigned Rights to be observed, performed or discharged by it.

     4. AGREEMENT BINDING; ADDITIONAL ACTIONS. This Assignment and Assumption Agreement shall be binding upon the successors and assigns of the parties hereto. The parties shall execute and deliver such further and additional instruments, agreements and documents as may be necessary to evidence or carry out the provisions of this Assignment and Assumption Agreement.

     5. GOVERNING LAW. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

     IN WITNESS WHEREOF, each of Assignor and Assignee has caused this Assignment and Assumption Agreement to be executed and delivered on its behalf as of the day and year first above written.

                                        ASSIGNOR:

                                        CEREUS TECHNOLOGY
                                        PARTNERS, INC.


                                        By:  Juliet M. Reising
                                           ---------------------------------
                                           Its:  EVP and CFO
                                                 ---------------------------


                                        ASSIGNEE:

                                        ARENA ACQUISITION CORP.


                                        By: /s/ Paul R. Arena
                                           ---------------------------------
                                          Its:  President
                                                ----------------------------